AMENDMENT
TO THE INTERNATIONAL SMART SOURCING, INC.
WARRANT AGREEMENT

          This Amendment, effective as of the 12 day of April, 2005 by and among International Smart Sourcing, Inc. formerly known as International Plastic Technologies, Inc. (the “Company”), Network 1 Financial Securities, Inc. (“Network 1 Financial” or “Representative”) and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”) (collectively, the “Parties”).

          WHEREAS, the Company, Representative, and Warrant Agent entered into a Warrant Agreement dated April 23, 1999 (the “Agreement”); and

          WHEREAS, the Company has determined it is in its best interest to extend the expiration date for its common stock purchase warrants from April 23, 2005 to April 23, 2007.

          NOW, THEREFORE,the Parties hereto agree as follows:

1. Capitalized terms shall have the meaning ascribed to them in the Agreement except to the extent modified below.

2. The term “Exercise Period” as defined in Section 2 Paragraph (b) of the Warrant Agreement is amended to mean the seven (7) year period commencing April 23, 2000 and ending on the Expiration Date.

3. The term “Expiration Date” as defined in Section 2 Paragraph (b) of the Warrant Agreement is amended to mean 5:00 PM New York City time on April 23, 2007.

4. Except as specifically amended above, the terms and conditions of the Agreement are hereby ratified and confirmed and remain in full force and effect.

5. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered on the date first above written.

INTERNATIONAL SMART SOURCING, INC.

By:	/s/ DAVID HALE

Name:	David Hale
Title:	President

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ WILLIAM F. SEEGRABER

Name:	William F. Seegraber

NETWORK 1 FINANCIAL SECURITIES, INC.

By:	/s/ DAMON TESTAVERDE

Name:	Damon Testaverde
Title:	Senior Vice President